POWER OF ATTORNEY
Director

	KNOW ALL MEN BY THESE PRESENTS, that the undersigned, a director of Allergan,?Inc., a Delaware corporation (the "Company"), does hereby nominate, constitute and appoint Samuel J. Gesten, Matthew J. Maletta and Timothy K. Andrews, or any one or more of them, his true and lawful attorneys and agents to do any and allacts and things and execute and file any and all instruments which said attorneys and agents, or any of them, may deem necessary or advisable to enable the undersigned (in his individual capacity or in a fiduciary or any other capacity) to comply with the Securities Exchange Act of 1934, as amended (the "Act"), and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the preparation, execution and filing of any report or statement of beneficial ownership or changes in beneficial ownership of securities of the Company that the undersigned (in his individual capacity or in a fiduciary or any other capacity) may be required to file pursuant to Section?16(a) of the Act, including specifically, but without limitation, full power and authority to sign the undersigned's name, in his individual capacity or in a fiduciary or any other capacity, to any report or statement on Form?3, Form?4 or Form?5 or to any amendment thereto, or any form or forms adopted by the Securities and Exchange Commission in lieu thereof or in addition thereto, hereby ratifying and confirming all that said attorneys and agents, or any of them, shall do or cause to be done by virtue thereof.

	This authorization shall supersede all prior authorizations to act for the undersigned with respect to securities of the Company in these matters, which prior authorizations are hereby revoked, and shall survive the termination of the undersigned's status as a director of the Company and remain in effect thereafter for so long as the undersigned (in his individual capacity or in a fiduciary or any other capacity) has any obligation under Section 16 of the Act with respect to securities of the Company.


	IN WITNESS WHEREOF, I have hereunto set my hand this 2nd day of May, 2011.


					/s/Stephen J. Ryan, M.D.
	                                   Stephen J. Ryan, M.D.

State of California}

County of Orange}

Subscribed and sworn to before me on this 2nd day of May, 2011, by Stephen J. Ryan, M.D., proved to me on the basis of satisfactory evidence to be the person who appeared before me.


(SEAL)
Isabel Zavala
Commission #1852844 	                         Signature/s/Isabel Zavala
Notary Public ? California
Orange County
My Comm. Expires June 7, 2013